EXHIBIT 21

                                  SUBSIDIARIES
                                  ------------

                                             Jurisdiction of    Percentage Owned
Subsidiaries                                  Incorporation       By Registrant
------------                                  -------------       -------------

DCA Medical Services, Inc.                    Florida                  100%
DCA of SO. GA., LLC                           Delaware                  70%
DCA of Vineland, LLC                          New Jersey                80%
Dialysis Services of NJ, Inc.-
                  Manahawkin                  New Jersey                80%
Dialysis Services of NJ, Inc. -
                  Toms River*                 New Jersey                80%
Dialysis Services of PA, Inc. - Carlisle      Pennsylvania              80%
Dialysis Services of PA, Inc. - Chambersburg  Pennsylvania              80%
Dialysis Services of PA, Inc. - Lemoyne       Pennsylvania             100%
Dialysis Services of PA, Inc. - Wellsboro     Pennsylvania             100%
Renal Services of Pa., Inc.*                  Pennsylvania             100%


* inactive.